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EXHIBIT 15.1

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-115102) of Swedish Export Credit Corporation of our report dated March 10, 2005 (except for Note 32 and Note 38 which are as of April 6, 2005) relating to the financial statements, which appear in this Annual Report on Form 20-F.

KPMG Bohlins AB

/s/ ANDRES LINÉR Anders Linér Authorized Public Accountant

April 6, 2005
Stockholm, Sweden

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  EXHIBIT 15.1